Exhibit 23.3

Consent of Richard R. Lonquist, P. E.

President

Lonquist & Co., LLC

I consent to the incorporation by reference of my report dated March 15, 2012, which appears in the December 31, 2011 annual report on Form 10-K of Blue Dolphin Energy Company.

/s/ RICHARD R. LONQUIST, P.E.
Richard R. Lonquist, P.E.

  March 5, 2012